                               PURCHASE AGREEMENT
                               ------------------

         THIS PURCHASE AGREEMENT dated as of December 23, 2003 (this "Agreement"), is by and between ONCURE TECHNOLOGIES CORP., a Florida corporation (the "Company"), and ALPINE VENTURE CAPITAL PARTNERS LP, a Delaware limited partnership (the "Investor").

                                    RECITALS:
                                    ---------

         A. The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, a convertible promissory note of the Company in the aggregate principal amount of $500,000 upon the terms and subject to the conditions contained herein.

         B. The Company and the Investor entered into that certain Purchase Agreement, dated May 15, 2002 (the "Prior Agreement"), pursuant to which the Investor purchased from the Company a convertible promissory note in the aggregate principal amount of $1,000,000 (the "May Note").

                                    AGREEMENT
                                    ---------
         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                          ISSUANCE AND SALE OF THE NOTE
                          -----------------------------

         SECTION 1.1 Purchase and Sale of the Note. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, at the Closing (as defined below) the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Company's Convertible Promissory Note in the form attached hereto as Exhibit A (the "Note") in the aggregate principal amount of $500,000 for an aggregate purchase price of $500,000 (the "Purchase Price").

         SECTION 1.2 Closing; Conditions to Closing.

            (a) The closing (the "Closing") of the sale of the Note shall occur on the date hereof (the "Closing Date") upon the execution and delivery of this Agreement.

            (b) At the Closing:

                (i) the Company will deliver to the Investor (A) the Note and
                (B) the SBIC investment letter, in substantially the form attached hereto as Exhibit B;

                (ii) the Company will pay all reasonable legal fees and expenses owed by the Investor to its counsel, incurred in connection with this Agreement; provided, that the Investor delivers invoices and other evidences of such expenses and the amount of all such fees, costs and expenses does not exceed $25,000 in the aggregate; and

                (iii) the Investor, in full payment for the Note, will deliver to the Company in immediately available funds, by wire transfer to such account as the Company shall specify, the Purchase Price.

         SECTION 1.3 Post-Closing Deliveries. On or prior to the tenth day following the Closing, the Company will deliver the Investor:

            (a) a copy: (i) of the Company's Charter, certified by the Florida Secretary of State to be true and complete as of a date no more than ten (10) days after the Closing Date, and (ii) (A) the Company's Charter and (B) the Company's by-laws, each certified by the Secretary of the Company to be true and complete as of the Closing Date.

                                   ARTICLE II
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY
            ---------------------------------------------------------

         The Company represents and warrants to, and agrees with, the Investor as follows:

            SECTION 2.1 Organization, etc. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects (excluding, with respect to prospects, general economic conditions and matters affecting the industry in which the Company operates that are not specific to the Company) of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, oreders, licenses, certificates and permits, to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and all related instruments and agreements executed in connection herewith. The Company is not in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party or to which its assets are subject which would, in any individual instance, or in any series of related instances, have a Material Adverse Effect.

            SECTION 2.2 Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement, to issue and sell the Note, the Underlying Shares issuable upon conversion of the Note, and the shares of Common Stock issuable upon conversion of the Underlying Shares and to carry out and perform its obligations under the terms of this Agreement.

         SECTION 2.3 Authorization. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporation action of the Company.

         SECTION 2.4 Subsidiaries.

            (a) Except as set forth on Schedule 2.4(a) hereto, the Company does not have any Subsidiaries and does not own or hold of record and/or beneficially own or hold, directly or through a Subsidiary, any shares of any class of the capital of any corporation or any legal or beneficial ownership interest in any general or limited partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise.

            (b) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Company's Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits, to own, lease and operate its properties and to conduct its business as presently conducted, as proposed to be conducted, except where the failure to obtain such authorization, approval, order, license, certificate or permit would not have a Material Adverse Effect.

         SECTION 2.5 Validity of Shares. The shares of Series H Stock issuable upon conversion of the Note and the shares of Common Stock issuable upon conversion of the Series H Stock have been duly and validly reserved. Upon issuance in accordance with the provisions of the Note, the Series H Stock will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances (other than any created by the Investor).

         SECTION 2.6 Capitalization. As of the date hereof, the authorized Capital Stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (of which 1,000 shares have been designated as Series H Stock). Without giving effect to the transactions contemplated by this Agreement, the issued and outstanding Capital Stock of the Company consists solely of (i) 8,759,879 shares of Common Stock, (ii) 1,000 shares of Series C Cumulative Accelerating Redeemable Preferred Stock, (iii) 1,000 shares of Series D Cumulative Accelerating Redeemable Preferred Stock, and (iv) 1,000 shares of Series E Cumulative Accelerating Redeemable Preferred Stock. Except as set forth on Schedule 2.6, there are no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any Capital Stock or any securities convertible into or exchangeable, for, or exercisable into, its Capital Stock (other than the shares of Preferred Stock described in clauses (ii), (iii) and (iv) above) or any voting trusts, proxies or agreements relating to the voting of the Company's Capital Stock.

         SECTION 2.7 Governmental Consents. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the transactions contemplated hereby, do not and will not require any registration with, consent or approval of, or notice to, with or by, any federal, state or other governmental authority or regulatory body, other than the periodic and other filings under the Exchange Act or as required to comply with the obligations of the Company under the Registration Rights Agreement.

         SECTION 2.8 No Violation. The execution and delivery of this Agreement will not (i) except as set forth in Schedule 2.8, conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) to the Company's knowledge, except as set forth in Schedule 2.8, result in a material default or breach of, or require any consent, approval, authorization or permit of, or filing or notification to, any Person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any Subsidiary or any of their assets may be bound, or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or any Subsidiary thereof which violation would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         SECTION 2.9 Issuances of Securities. The offering, issuance, sale and delivery of the Note (and the issuance of the Underlying Shares issuable upon conversion of the Note and the shares of Common Stock, if any, issuable upon conversion of the Underlying Shares) as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, are being made in compliance with all applicable state and federal laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that in making the representations and warranties in the foregoing sentence of this Section 2.9, the Company is relying on the representations and warranties made by the Investor in Section 3.4.

         SECTION 2.10 Absence of Certain Developments. Except as disclosed in the Company's reports filed with the Securities and Exchange Commission pursuant to the Exchange Act or as otherwise disclosed herein (including the schedules hereto), since September 30, 2002 there has been: (i) no material adverse change in the condition, financial or otherwise, of the Company or its Subsidiaries, taken as a whole, or in the assets, liabilities, properties or business of the Company or its Subsidiaries, taken as a whole; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any Capital Stock of the Company or its Subsidiaries; (iii) no waiver of any valuable right of the Company or its Subsidiaries or cancellation of any material debt or claim held by the Company or its Subsidiaries; (iv) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, agent or shareholder of the Company or any Subsidiary (other than salary increases in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material); (v) no material loss, destruction or damage to any property of the Company or any Subsidiary whether or not insured; (vi) no change in the senior management or other key personnel of the Company or any Subsidiary with whom the Company or any Subsidiary has a written employment agreement, or the terms and conditions of their employment; (vii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (viii) no agreement or understanding, whether in writing or otherwise, for the Company or any Subsidiary to take any actions specified in clauses (i) through (vii).

         SECTION 2.11 Commission Filings. The Company has filed all required forms, reports and other documents with the Commission for periods from and after December 31, 2001 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company has heretofore made available to the Investor all of the Commission Filings, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. As of their respective dates, the Commission Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

         SECTION 2.12 Taxes. The Company and its Subsidiaries have filed all Tax returns that are required to have been filed by it under applicable federal, state or local law, and have paid all Taxes shown to be due and payable on such returns and all other Taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except for any Taxes and assessments (i) the amount of which is not individually or in the aggregate material or

(ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or its Subsidiary, taken as a whole, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other Tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries, taken as a whole, in respect of federal, state or other Taxes for all fiscal periods are adequate.

         SECTION 2.13 Litigation. Except as set forth on Schedule 2.13 or as disclosed in the Company's reports filed with the Securities and Exchange Commission pursuant to the Exchange Act, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 2.14 Compliance with Law. The Company and each Subsidiary is in compliance with all applicable laws, regulations, orders, judgments, decrees, permits, licenses, franchises and authorizations, except where the failure to so comply would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under, or in violation of, or has violated (and not cured such violation) any law (including, without limitation, laws relating to the provision of healthcare services, issuance or sale of securities, antitrust, zoning and building codes and ordinances, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not, in the aggregate, have a Material Adverse Effect.

         SECTION 2.15 Registration Rights. Except as set forth in Schedule 2.15 hereto, and except for the rights granted to the Investor pursuant to the Registration Rights Agreement, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement.

         SECTION 2.16 Insurance. There is in full force and effect certain policies of insurance issued by insurers of recognized responsibility, including, without limitation, fire and casualty insurance, insuring the Company and its Subsidiaries and their properties against such losses and risks, and in such amounts, as are usual and customary in the case of Companies engaged in the same or similar business and similarly situated.

         SECTION 2.17 Transaction Costs. The Company is not obligated for any Transaction Costs relating to the transactions contemplated by this Agreement.

                                  ARTICLE III
           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTOR
           ----------------------------------------------------------

         The Investor represents and warrants to, and agrees with, the Company as follows:

         SECTION 3.1 Organization, Good Standing And Qualification. The Investor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. The Investor has all requisite power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits, to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and all related instruments and agreements executed in connection herewith. The Investor is not in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Investor or to which the Investor is a party or to which its assets are subject which would, in any individual instance, or in any series of related instances, have a material adverse effect on the Investor.

         SECTION 3.2 Authority. This Agreement is the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action of the Investor.

         SECTION 3.3 Validity. This Agreement has been duly executed and delivered by the Investor and is the lawful, valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

         SECTION 3.4 Investment Representations.

            (a) The Investor acknowledges that the offer and sale of the Note has not been, nor will the Underlying Shares issuable upon conversion of the Note be, registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Note and any certificate for any of the Underlying Shares will be imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS

            UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

            (b) The Investor is acquiring the Note and the Underlying Shares issuable upon conversion thereof, for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account.

            (c) The Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as the Investor has deemed relevant in making its investment decision.

            (d) The Investor owns 500 shares of the Series E Cumulative Accelerating Redeemable Preferred Stock of the Company, and, in accordance with its rights pertaining thereto, has designated a member of the Board of Directors of the Company, John H. Zeeman.

                                   ARTICLE IV
          AMENDMENTS TO THE NOTE AND THE REGISTRATION RIGHTS AGREEMENT
          ------------------------------------------------------------

         SECTION 4.1 Amendment to the Registration Rights Agreement. Each of the Company and the Investor hereby agrees to amend and restate the definition of the term "Registrable Securities" in its entirety as follows:

            " 'Registrable Securities' means (i) the shares of Common Stock into which the Investor's shares of (A) Series H Stock (now owned or hereafter acquired) are convertible, (B) preferred stock acquired upon conversion of that certain convertible promissory note issued by the Company on December 23, 2002 (the "Note Shares") are convertible and (ii) any additional shares of Common Stock acquired by the Investor by way of a dividend, stock split or other distribution in respect of the Series H Stock, the Note Shares and any other shares of Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such shares of Common Stock has been declared effective by the Commission and such shares of Common Stock have been disposed of pursuant to such effective Registration Statement, (ii) such shares of Common Stock shall have been or could be sold under circumstances in which all of the applicable conditions of (x) Rule 144 (k) (or any similar provisions then in force) under the Securities Act are met, or (y) Rule 144 (or any similar provisions then in force) under the Securities Act are met; provided that with respect to this clause (y) the number of shares of Registrable Securities at the time in question is less than the volume limitations imposed by Rule 144 (e), (iii) such shares of Common Stock have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing a restrictive legend and not subject to any stop order and such Common Stock may be publicly resold by the person receiving such certificate without complying with the registration requirements of the Securities Act, or
(iv) such shares of Common Stock shall have ceased to be outstanding."

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS
                              ---------------------

   For so long as the Note is outstanding, the Company shall:

         SECTION 5.1 Corporate Existence. The Company will preserve and keep in full force and effect its corporate existence and the corporate existence of each its Subsidiaries (unless merged into the Company) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve or keep in full force and effect such corporate existence, right or franchise could not reasonably have a Material Adverse Effect.

         SECTION 5.2 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain all of its properties necessary for the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; provided, however, that nothing in this
Section 5.2 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of such Person's business and does not cause a Material Adverse Effect.

         SECTION 5.3 Insurance. Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries.

         SECTION 5.4 Compliance with Law. The Company will and will cause each of its Subsidiaries to comply in all material respects with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.5 Taxes. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any such Subsidiary, provided that neither the Company nor any such Subsidiary need pay any such Tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.6 Inspection of Properties and Books. Within five (5) Business Days of receiving notice (describing with reasonable particularity the books and records to be reviewed), the Company and its Subsidiaries shall permit Investor and its designated representatives to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of each of the Company and its Subsidiaries with, and to be advised as to the same by, officers or partners of such Persons, during normal business hours, in a manner calculated not to disrupt ongoing business activities and at such intervals as such Investor may reasonably request.

                                   ARTICLE VI
                                   DEFINITIONS
                                   -----------

         As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

         "Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

         "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the shares of common stock, $0.001 par value per share, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Generally accepted accounting principles" or "GAAP" means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

         "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "Preferred Stock" means the shares of preferred stock, $0.001 par value per share, of the Company.

         "Qualified Shares" means the shares of Preferred Stock (other than the shares of Series H Stock) issuable upon conversion of the Note.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated May 15, 2002, by and between the Company and the Investor.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Series H Stock" means the Series H Cumulative Accelerating Redeemable Preferred Stock, $0.001 par value per share, of the Company.

         "Subsidiary" means any Person which the Company now or hereafter shall at the time own, directly or indirectly through a subsidiary, at least a majority of the outstanding Capital Stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" means all of such Persons collectively.

         "Taxes" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

         "Transaction Costs" means any and all costs, fees and expenses of any broker, finder or placement agent incurred by the Company in connection with the transactions contemplated by this Agreement or any Related Agreement.

         "Underlying Shares" means, as applicable, the shares of Series H Stock or the Qualified Shares issuable upon conversion of the Note.



                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1 Fees and Expenses. The Company will bear all of its own expenses in connection with the preparation, negotiation and execution of this Agreement, and will also reimburse the Investor for, or pay, any reasonable, documented expenses it incurs, upon submission of supporting documentation thereof and subject to Section 1.2(b)(ii) hereof, in connection with the preparation, execution and negotiation of this Agreement.

         SECTION 7.2 Survival. The representations, warranties, covenants and agreements of the Company under or pursuant to this Agreement shall survive for a period of 36 months following the execution and delivery of this Agreement.

         SECTION 7.3 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

         SECTION 7.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         SECTION 7.5 Amendments.

            (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

            (b) Any amendment, supplement or modification of or to any provision of this Agreement or the Note, any waiver of any provision of this Agreement or the Note and any consent to any departure by any party from the terms of any provision of this Agreement or the Note shall be effective only if it is made or given in writing and signed by the Company and the Required Holders (as defined below); provided, however, that no such amendment, supplement, modification or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby (A) change the amount or time of any payment or prepayment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (B) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment, supplement, modification. Required Holders shall mean with respect to this Agreement or the Notes, at any time, the holders of outstanding Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

            (c) Any amendment or waiver consented to as provided in this Section
6.5 is binding upon each future holder of any Note (as applicable) and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No course of dealing between the Company and any holder of a Note nor any delay in exercising any rights hereunder or under the Note shall operate as a waiver of any rights of any holder of such securities.

         SECTION 7.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         SECTION 7.7 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:                OnCure Technologies Corp.
                           610 Newport Center Drive, Suite 350
                           Newport Beach, CA 92660
                           Attn: Jeffrey A. Goffman
                           Fax:  (949) 721-6540

                           With a copy to:

                           Scott M. Zimmerman, Esq.
                           Swidler Berlin Shereff Friedman, LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Fax:  (212) 891-9598


To Holder:                 Alpine Venture Capital Partners LP
                           One North Clematis Street, Suite 510
                           West Palm Beach, FL 33401
                           Attn: Stephen J. Warner
                           Fax:  (561) 838-4105

                           With a copy to:

                           Peter J. Sheptak, Esq.
                           Edwards & Angell, LLP
                           One North Clematis Street, Suite 400
                           West Palm Beach, FL 33401
                           Fax:  (561) 655-8719

         SECTION 7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         SECTION 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN PALM BEACH COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE MAY NOTE, THE PRIOR AGREEMENT (AND ALL RELATED AGREEMENTS (AS DEFINED IN THE PRIOR AGREEMENT)), AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS.

         SECTION 7.10 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and affect as an original signature on this Agreement.

                                   (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   ONCURE TECHNOLOGIES CORP.


                                   By:  /s/ Jeffrey A. Goffman
                                        ----------------------------
                                        Name:  Jeffrey A. Goffman
                                        Title: President and Chief Executive
                                               Officer


                                   ALPINE VENTURE CAPITAL PARTNERS LP
                                   By: Alpine Venture Capital Corp., its general
                                         partner


                                   By:  /s/ Steven J. Warner
                                        ----------------------------
                                        Name:  Steven J. Warner
                                        Title: Chief Executive Officer